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                                                                   Exhibit 3.234

STATE OF WASHINGTON                                           SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                 RCW 23B.02.020

UBI #:
Phone #:
Pursuant to RCW 23B.02.020 of the Washington Business Corporation Act, the undersigned does hereby submit these Articles of Incorporation.

1.    The name of the corporation is: EmCare of Washington, Inc.
      (Note: The corporate name shown above must contain the word "Corporation," "Incorporated." "Company," or "Limited" or the abbreviation "Corp.," "Inc.," "Co.," or "Ltd.")

2.    The number of shares the corporation is authorized to issue: 1,000
                  (A minimum of one (1) share must be listed.)

2a.   These shares shall be (check only one box)

      [x] all of one class, designated as common stock
      [ ] divided into classes or series within a class as provided in the attached schedule, with the information required by RCW 23B.06.010 and RCW 23B.06.020.

3. The name of the initial registered agent is: National Registered Agents, Inc.

3a. The initial registered office of the corporation, which is identical to the business office of the registered agent in Washington, is:
      Number and Street 101 Capitol Way North
      City Olympia, WA Zip Code 98501-1077

3b. (OPTIONAL) The post office box address, located in the same city as the physical office address, is:

PO Box # City ,WA Zip Code

4.    CONSENT TO APPOINTMENT AS REGISTERED AGENT

I, National Registered Agents, Inc., hereby consent to serve as Registered Agent in the State of Washington for the above named corporation. I understand that as agent for the corporation, it will be my responsibility to accept Service of Process on behalf of the corporation; to forward license renewals and other mail to the corporation; and to immediately notify the Office of the Secretary of State in the event of my resignation or of any changes in the Registered Office address.

X  SEE ATTACHED
   -------------
(Signature of Registered Agent) (Print Name and Title) (Date)

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5.    ANY OTHER PROVISIONS THE CORPORATION ELECTS TO INCLUDE ARE ATTACHED.

6.    The name and address of each incorporator is:

         Name           Address                         City   State Zip Code
William F. Miller, III  1717 Main Street, Suite 5200,  Dallas,  TX    75201
----------------------  -----------------------------  ------- ----- --------
(Attach additional pages if necessary.)

7. The Articles will be effective upon filing unless a date and/or time is specified: (Note: Extended effective date may be set at not more than 90 days beyond the date the document is stamped "Filed" by the Secretary of State.)

8. The document is hereby executed under penalties of perjury, and is, to the best of my knowledge true and correct.
Date: April 9,1998

/s/William F. Miller, III ,Incorporator    William F. Miller, III, Incorporator,
---------------------------------------
(Signature of Incorporator)                        (Type or Print Name)

005-001 (1/96)

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                                    EXHIBIT A

Mandatory Redemption of Shares of Deceased. in the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.

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SECRETARY                                       Corporation Division
OF STATE                                        Office of the Secretary of State
                                                505 E Union, 2nd Floor
                                                PO Box 40234
                                                Olympia, WA 98504-0234
                                                (360) 753-7115

                      CONSENT TO SERVE AS REGISTERED AGENT

I, National Registered Agents., Inc. hereby consent to serve as Registered Agent in the state of Washington. for the following:

      EmCare of Washington, Inc..
      --------------------------------------------------------------
      (enter the name of the corporation or limited partnership)

I understand that as agent it will be my responsibility to receive service of process: to forward all mail; and to immediately notify the Office of the Secretary of State in the event of my resignation, or of any changes in the Registered Office address.

         4/9/98        /s/ X
         ------        --------------------
         (Date)        (Signature of Agent)

SSF 23 (R 3/88)

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